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                                                                   Exhibit 10.64

                                LEASE AGREEMENT


     THIS AGREEMENT OF LEASE (herein called Lease), made this 6th day of October, 1989, between JOYCE M. MALOOF, a resident of the State of Georgia, (hereinafter called "Landlord") and SOUTHEAST TOYOTA DISTRIBUTORS, INC., a Delaware corporation, or its assigns, (hereinafter called "Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord is the owner of the real property described in Exhibit "A" attached hereto and made a part hereof.

     WHEREAS, Landlord desires to lease said real property to Tenant and Tenant desires to rent and hire said property from Landlord upon the terms and conditions hereof.

     NOW, THEREFORE, for and in consideration of the mutual covenants undertakings and conditions hereinafter set forth, the parties hereof agree as follows:

     1. Description, Authorized Use, Term and Rent: Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, hereby lets and Tenant hereby hires from Landlord the following property (hereinafter collectively called the premises), described as follows:

          a) the land described in Exhibit A, and

          b) all buildings, structures and improvements now or hereafter erected on such land either prior to the commencement of or during the term of this Lease and all fixtures, equipment and other property (other than Tenant Equipment, as hereinafter defined in Section 11) either prior to the commencement of or during the term (all of the foregoing being herein collectively called the Improvements).


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     The premises may be used for an automobile sales and service establishment, including, but not limited to, the sales and service of all types of motor vehicles, the sale of such merchandise as is sold ordinarily by an automobile dealer, and other purposes incidental to an automobile sales and service establishment, or for any other lawful purposes. The term of this lease shall be 120 months beginning on the 1st day of October, 1989, and ending on the 30th day of September, 1999, at a monthly rental of $14,000 per month (the "Rent") payable in advance on the first business day of each month during the term.

     2. Right to Let and Conditions of Premises: Landlord warrants and represents that it has the right to let the premises for the aforesaid term and that the buildings and improvements, including, without limitation, the electrical, plumbing, air conditioning, heating equipment, air compressors, vehicle lifting equipment and elevators, if any, and other equipment and fixtures in the premises are in good order and repair. Landlord further represents that the roof including all facia and soffits are watertight and leak-free and without need of repair and that all structural components of the building are in good repair and in compliance with all applicable building codes and other laws and regulations affecting the premises.

     3. Possession: Landlord shall deliver the premises free from all tenancies and occupancies and free from all complaints, reports, notices or orders with respect to violations of any federal, state, municipal or other governmental laws and regulations, including without limiting the generality of the foregoing environmental laws and regulations.

     4. Covenants to Repair and Take Care of Premises: Tenant shall make all such nonstructural repairs as are required in order to maintain any building or buildings on the premises in the condition in which the same existed at the date of the delivery of possession, ordinary wear and tear excepted. Landlord shall make all such structural repairs and replacements as are required in order to maintain the premises and the


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Improvements in good order and repair. The parties agree that structural repairs and replacements shall include without limitation all repairs and replacements to the building roofs, exterior walls, and foundations. Landlord shall also be responsible for all repairs and replacements to all electrical, plumbing and mechanical mains and lines of the buildings both interior and exterior that may be required because of Landlord's duties to make structural repairs and replacements. Landlord further agrees to maintain the parking areas of premises as needed and to perform any other major repairs of same. Tenant agrees to maintain the parking areas in a clean and safe condition and to make any minor repairs thereto as needed and to maintain all heating, air conditioning and ventilation elements of the building. Should Landlord fail to perform any of its obligations under this paragraph, Tenant shall have the option (i) to perform same on Landlord's behalf and deduct all costs incurred from the rent due under this Lease or (ii) to terminate this Lease after thirty (30) days prior written notice to Landlord.

     5. Assumption of Lease: If, during the original term of this lease, or any renewal term thereof:

          (i) Tenant's dealer agreement with Southeast Toyota Distributors, Inc., (or such dealer agreement of any successor of Tenant) should be terminated or otherwise expire (it being understood that such termination or expiration shall not terminate this Lease) or, (ii) if this Lease should terminate for any reason,

     The Dealer Development Group, Inc. (herein referred to as D.D.G.) without taking any action whatsoever, may permit it to terminate, or, in either case, at its sole discretion and option, (hereinafter, "Option") within a reasonable period of time after receiving notice of the events named in (i) or (ii) above, may assume the rights and liabilities of Tenant (or any successor Tenant), including the right to exercise any option for a renewal term that Tenant may have failed to exercise under this Lease for the balance of the term and any renewal

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periods thereafter and further including the right to exercise any option to purchase the premises pursuant to the terms of this Lease, or may nominate another corporation or entity holding a regularly authorized dealer agreement from Southeast Toyota Distributors, Inc. to assume said rights and liabilities, an upon D.D.G. exercising, said Option or making said nomination, this Lease shall not terminate (as would otherwise occur in the second case) but shall continue, and in either case, without any further consent being required hereunder. Tenant (including any successor of Tenant) shall be deemed to have assigned this Lease to the D.D.G. or said nominee as the case may be, and Landlord shall be deemed to have consented thereto and to have recognized D.D.G. or its nominee as the Tenant hereunder. This assignment shall not relieve Southeast Toyota Distributors, Inc. of its obligations to Landlord hereunder.

     In the event D.D.G. shall assume the rights and liabilities of Tenant under this Lease, as aforesaid, it may assign and sublet the same on the same basis and conditions as it may nominate another corporation or entity as aforesaid.

     D.D.G.'s exercise of said Option on behalf of such a nominee shall not create any obligation on the part of D.D.G., and if D.D.G. exercises said Option on its own behalf, and thereafter assigns this Lease to another corporation or other entity holding a regularly authorized dealer agreement from Southeast Toyota Distributors, Inc. and such assignee assumes this Lease, D.D.G. shall have no obligation for any default occurring subsequent to the date of such assignment and assumption and D.D.G. shall be fully released by Landlord of any obligation or liability under the Lease.

     Further, D.D.G. my exercise the foregoing rights any number of times, successively, upon the occasion arising, during the term of this Lease, or any extension thereof, and without regard to whether or not it did so at the time of any previous opportunity.

     Such nomination or assumption by D.D.G. shall not be effective unless stated in a notice signed by an officer of D.D.G. notwithstanding



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occupation of the premises by employees of D.D.G.

     6. Assignment and Subletting: Tenant shall have the right to assign or sublet the premises or any portion thereof.

     7. Landlord's Representation Lawful Use: Landlord represents that the premises lawfully may be used for an automobile sales and service establishment, including sales and service of any motor vehicles, the sale of such merchandise as is sold ordinarily by an automobile dealer, and incidental purposes. If any law, ordinance, ruling, order or regulation now exists or is hereafter enacted prohibiting the use of the premises for any one or more of the foregoing purposes, then Tenant, at its option, may terminate this Lease and all of its liability hereunder shall cease from and after the date when such law, ordinance, ruling regulation or prohibition becomes effective, and any advance rental shall be apportioned and refunded to Tenant.

     8. Fire and Other Casualty: If the premises shall be totally destroyed by fire, casualty, or other cause or happening, or if any lawful authority shall order demolition or removal of any structure covered by this Lease, so as to render them unfit for Tenant's proposed use, as determined by Tenant in its sole discretion, then this Lease shall terminate and Tenant's obligation to pay rent shall cease, and any unearned rent paid in advance shall be refunded to Tenant.

     If the premises shall be partially destroyed by fire, casualty, demolition, removal or other cause or happening, or be declared unsafe by any lawful authority, then they shall be promptly restored or made safe by Landlord and a percentage of the rent based on the ratio of the area of the premises affected to the total area of the Improvements shall abate until they shall have been restored and put in proper condition for Tenant's use and occupancy. If the premises shall not be restored or made safe within ninety (90) days after partial destruction or declaration of unsafe condition, then Tenant, at its option, may cancel and terminate this Lease in its entirety, and if Tenant exercises the option to cancel, then any unearned rent paid in advance shall be refunded to it.

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     9. Condemnation: If all or any portion of the premises shall be condemned or taken by lawful authority, so as to render them unfit for Tenant's proposed use, as determined by Tenant in Tenant's sole discretion, Tenant, at its option, may cancel or terminate this Lease at any time after final order of condemnation or possession has been taken, whichever occurs first, and any unearned rent paid in advance shall be apportioned and refunded to Tenant upon such termination. If Tenant shall not exercise the foregoing option, this Lease shall continue and a just proportion of the rent shall abate, such just proportion to be in the same proportion to the total rent as the value of the premises taken bears to the aggregate total value of the entire premises as finally determined in the condemnation proceedings, but if there be no determination of total value, then the just proportion of the rent to abate shall be determined on some other reasonable basis agreed upon by Landlord and Tenant.

     10. Right of Entry by Landlord: Landlord, during the term of this Lease, after prior notice, as reasonable times and during usual business hours, may enter the premises to view them, and, except in case of renewal or extension, at any time within two (2) months next preceding the expiration of the specified term, may show the premises to others for the purpose of rental or sale.

     11. Alterations or Improvements by Tenant, Trade Fixtures, etc.: If any alterations or improvements, except painting or wall papering, are made at Tenant's expense, or if Tenant shall install shelving, lighting fixtures, removable partitions, trade fixtures, machinery and equipment, or advertising signs, "Tenant Equipment," they shall remain Tenant's property and may be removed prior to termination of Tenant's occupancy; provided, however, that Tenant shall repair any damage occasioned by removal thereof and, at Landlord's option, shall restore or replace any structural parts or improvements which may have been removed previously by Tenant.

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     12. Landlord's Remedies in Event of Default: If Tenant shall fail to observe or perform any of its obligation under this Lease and shall fail to cure its default within thirty (30) days after written notice from Landlord to do so, then in any of said cases, Landlord, after appropriate legal proceedings in accordance with the laws of the State of Georgia, nay enter into and upon the premises or any part thereof and repossess the same and expel the Tenant and persons claiming under and through it, and remove any effects without prejudice to any remedies which may be available for arrears of rent or for Tenant's breach of covenant, and upon entry as aforesaid, this Lease shall terminate and wholly expire.

     13. Holding Over: Any holding over by Tenant or any assignee or subtenant beyond the expiration of the specified term shall give rise to a tenancy from month to month under the same terms and conditions of this Lease.

     14. Notices: All notices to be given hereunder by either party shall be in writing and given by personal delivery or registered or certified mail, return receipt requested, to Landlord at such address as Landlord may from time to time supply to Tenant, to an officer of Tenant, at the premises, with required copies to the Director of D.D.G. 100 N.W. 12th Avenue, Deerfield Beach, Florida 33443, and Wayne Reece, Esquire, Suite 1800, 2 Peachtree Street, Atlanta, Georgia 30303, and the date of any notice by registered or certified mail shall be deemed to be the date of registration or certification thereof.

     15. Claims for Injuries: Tenant agrees to indemnify Landlord against any actions or claims that may be asserted or brought against Landlord and that are based upon Tenant's acts or omissions in connection with its use and occupancy of the premises. Tenant shall at all times during the term maintain liability insurance with an insurance company licensed to do business in the State of Georgia and having a Best rating of at least "A", with a combined single limit of at least one million

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($1,000,000.00) dollars and will from time to time at Landlord's reasonable request, provide Landlord with evidence thereof.

     Landlord agrees to indemnify Tenant against any actions or claims that may be asserted or brought against Tenant and that are based upon Landlord's acts or omissions in connection with its use, occupancy and ownership of the premises. Landlord shall at all times during the term maintain liability insurance with an insurance company licensed to do business in the State of Georgia and having a Best rating of at least "A", with a combined single limit of at least one million ($1,000,000.00) dollars and will from time to time at Tenant's reasonable request, provide Tenant with evidence thereof.

     16. Landlord's Consent: Landlord covenants that any consent or approval required of Landlord herein shall not be withheld unreasonably.

     17. Codes: If during the term of this Lease, complaint is made or filed by any governmental authority having jurisdiction, based upon or making complaint of the condition of the premises which arises out of or is attributable to the condition of the premises at the time they were delivered to Tenant or the failure of the Landlord to comply with his obligations to maintain, as expressed herein, as being in violation of any federal, state, municipal or other governmental laws and regulations, then Landlord agrees (i) to indemnify and hold Tenant harmless from and with respect to all liability of any kind which results from such violations or complaints, (ii) to cause the condition or violation complained of to be corrected and removed as soon as practicable and in the exercise of diligence, and (iii) in the event Landlord fails or refuses to correct and remove the violation or condition complained of as just stated, Tenants shall have the right, but not the obligation, to correct and remove the same and to offset against the rentals to became due and owing under this Lease, all such costs, expenses and sums of money expended by Tenant to correct and remove the violation or condition complained of.


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     18. Recourse Limited to Tenant Corporation: No recourse shall be had for payment of the rent, or performance of any other obligations of the Tenant, or for any claim based on, or otherwise in respect of, this Lease, or by the enforcement of any assessment or penalty or otherwise, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Tenant or of any predecessor, successor, parent, or subsidiary corporation, whether by virtue of any constitution, statute or rule of law, all such liability or claim of liability being, by the execution of this Lease, and as part of the consideration for the execution hereof by Tenant, expressly waived and released.

     19. Insurance: To secure the obligation of Landlord to rebuild and restore the premises, Tenant shall obtain and maintain throughout the Lease Term, and any extension or renewal thereof, insurance against fire and the risks generally known as extended coverage and in such amounts (not to exceed the full replacement value or the insurable value of the Improvements included within the premises) and with such insurance companies as Tenant may, from time to time select. All policies shall insure Landlord and Tenant as their respective interest may appear. Landlord will have the right, if a mortgage is secured upon the premises, to require a mortgage endorsement on the policies in the customary form under which the proceeds will be payable to such mortgagee, but the right of Landlord to require such endorsement and the right of the mortgagee to receive the proceeds shall be conditioned upon the prior agreement by the mortgagee to permit the insurance proceeds to be used in payment of the cost of rebuilding and restoring the premises.

     20. Taxes: During the term, Tenant shall pay real estate taxes (herein called "applicable taxes") levied against the premises, subject to the following:


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(a) "applicable taxes" shall mean only those real estate taxes or other taxes, levies or governmental charges, foreseen or unforeseen, which are assessed, levied against, imposed upon or attributable to the premises, but shall not include any other taxes levied against Landlord, or Landlord's business, including without limitation federal, state, or local income taxes of Landlord or franchise taxes assessed against Landlord.

(b) "The Term of the Lease" shall include the initial term of the Lease and all extensions or renewals thereof unless the Lease be terminated or cancelled earlier as provided in this Lease, in which case the "term" shall include only the abbreviated period.

     Landlord shall make all arrangements necessary to have the collecting authority send all pertinent tax bills directly to Tenant. All pertinent tax bills received by Landlord shall be immediately forwarded directly to Tenant to permit remittance in time to take advantage of any discounts. Landlord shall be fully liable for all taxes and assessments in excess of the discounted amount and all interest and penalties reasonably chargeable to its failure to perform as aforesaid.

     Subject to the limitations hereinafter set forth, Tenant shall remit to the collecting authority applicable taxes becoming due and payable during the term. Tenant shall bear the expense of applicable taxes for full fiscal years within the term and, additionally, the expense thereof for the fiscal years in which the term begins or terminates in the proportion that the number of days in the term within each of such fiscal years bears to the total number of days in such year. Applicable taxes remitted by Tenant but properly the expense of Landlord, as set forth herein, shall be paid to Tenant by Landlord promptly upon receipt of Tenant's written request accompanied by supporting documents. Should Landlord fall to pay the amount requested, Tenant may offset such amount against rent.



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     Special assessments applicable to the premises which are confirmed and become due and payable, either in full or in part, prior to the commencement of the Lease term shall be remitted by, and be the sole expense of, Landlord. Tenant shall remit and bear as additional rent the expense of special assessments confirmed during the term but only to the extent such assessments become due and payable in full or in installments during the term. Those installments becoming due and payable beyond the term shall be the sole responsibility and expense of Landlord. For purposes of this clause, payment in installments over the longest possible term shall be deemed to have been elected in any instance where a determinable option so to pay existed, or may exist, notwithstanding that an assessment may have been, or may hereafter be, paid-in-full and Tenant shall bear the expense of only such installments as would have become due, payable, and delinquent during the term had the installment option been elected. Landlord agrees to give Tenant timely notice of, and an opportunity to participate in, all hearings and negotiations regarding special assessments affecting the premises.

     Landlord agrees to arrange with proper tax officials, upon written request of Tenant, meetings thereafter throughout the term for the purposes of negotiating any subsequently increased real estate tax assessment against the premises, and that it will extend to Tenant a timely opportunity to participate in all such negotiations. Landlord agrees that it will not negotiate any assessment, nor occur therein, unless Tenant has participated as aforesaid, or has declined in writing to do so. Tenant shall have the unrestricted right in its name, or in the name of Landlord, if required, to pursue such administrative and judicial procedures as may be necessary to contest and appeal from any assessment or valuation, any pay under protest, any billing of real estate taxes or assessments, all or part of which are borne by Tenant under the terms of this Lease. Landlord agrees to cooperate in all reasonable ways to further any such procedure by Tenant. Benefits and expenses resulting from any contest shall be borne ratably by Tenant and


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Landlord in proportion to the amount of the contested tax required to be borne by each pursuant to the terms of this Lease in the absence of a contest thereof.

     Personal property taxes shall be paid by the owner of the personal property being taxed.

     21. Notice of Lease: Landlord agrees to execute and deliver promptly upon Tenant's request a notice of Lease in form and substance satisfactory to Tenant, and Tenant may record such notice of Lease at its expense.

     22. Rights of Recovery: Landlord and Tenant each hereby waive all liability of and all rights of recovery and subrogation against the other, and agrees that neither it nor any of its officers, agents or employees, or its or their insurers will sue the other, or any of the officers, agents or employees of the other, for any loss of or damage to property arising out of fire or casualty, and each agrees that all insurance policies maintained by it will contain waivers by the insurer of such liability, recovery, subrogation and suit.

     23. Utilities: Tenant will pay all charges for heat, water, gas, electricity and other utilities used by Tenant after commencement of the Lease term.

     24. Third Party Benefits: Landlord hereby acknowledges that certain provisions of this Lease have been made for the benefit of D.D.G. and/or its nominees, each of which shall be entitled to enforce such provisions in any Court of Law or equity having jurisdiction.

     25. Section and Other Headinqs: The Section and Other Headings as to contents of Particular paragraphs herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular paragraphs to which they refer.



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     26. Rights of Successors and Assigns: The terms and conditions of this
Lease shall inure to the benefits of and be binding upon the parties hereto and their respective heirs, representative, successors or assigns, without recourse. No assignment hereunder shall relieve SET's and Maloof's obligations to either party hereunder.

     27. Environmental Warranties: Landlord hereby warrants and represents the following to Tenant:

          (a) Landlord (to its knowledge) has not caused or allowed the generation, treatment, storage, or disposal of hazardous substances at the site except in accordance with any applicable local, state, and federal statutes and regulations. "Hazardous substances," for purposes of this Lease, shall include but not be limited to hazardous substances as defined and understood under the Comprehensive Environmental Response, Compensation and Liability Act. 42 U.S.C.
          Section 9601-75 (1986, and as amended).

          (b) Landlord represents that, to the best of its knowledge, it is in compliance with all applicable laws, rules, and regulations regarding the handling of hazardous substances, including petroleum products.

          (c) Landlord represents that, to the best of its knowledge, it has secured all necessary permits, licenses, and approvals necessary to its operations of the premises, that such permits are currently valid and that it is in compliance with such permits.

          (d) Landlord represents that no warning notice of violation, administrative complaint, judicial complaint or other formal or informal notice has been issued by a public agency alleging that conditions on the premises are in violation of environmental laws, regulations, ordinances or rules.



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          (e) Landlord represents that, to the best of its knowledge, there has been no treatment, storage, disposal, discharge or other type of release on land adjacent or near to the premises which constitutes a risk of contamination of the premises or surface or ground water flowing to the premises.

          (f) Landlord represents that all underground storage tanks and ancillary piping have been tested and will be removed. Landlord further represents that all water quality monitoring required by federal, state and local regulatory agencies has been conducted and that no violations of applicable water quality standards have occurred.

          (g) Landlord represents that all above ground and underground storage tanks at the premises have been registered or licensed as required by applicable federal, state or local laws or regulations.

     Landlord hereby indemnifies and holds the Tenant and Tenant's successors and assigns harmless from and against all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage or disposal of hazardous materials including without limitation, the cost of any required or necessary inspection, audit, clean-up or detoxification and the preparation of any closure or other required plans, consent orders, license applications, or the like, whether such action is required or necessary prior to or following the term of this Lease to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage or disposal of hazardous materials on the property prior to the commencement of this Lease. The foregoing warranties and representations and this indemnification shall survive the termination of this Lease.



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     Tenant hereby indemnifies and holds the Landlord and Landlord's successors and assigns harmless from and against all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage or disposal of hazardous materials including without limitation, the cost of any required or necessary inspection, audit, clean-up or detoxification and the preparation of any closure or other required plans, consent orders, license applications, or the like, whether such action is required or necessary prior to or following the term of this Lease to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage or disposal of hazardous materials on the property by Tenant during the term of this Lease. The foregoing warranties and representations and this indemnification shall survive the termination of this Lease.

     28. Signage: Tenant shall have the right at Tenant's cost and expense to place and install one or more signs on the premises in accordance with applicable governmental codes or regulations affecting the premises.

     29. Enforcement: The laws of the State of Georgia shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

     30. Cross Default: A default by Landlord under that certain Agreement dated August 25, 1989 by and among Maloof Motor Company Inc., Landlord, and Tenant, pertaining to the purchase of assets of Maloof Motor Company, Inc. shall constitute a default under this Lease by Landlord to the same extent and in the same manner as a default under the specific terms hereof.



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     31. Mortgages and Mortgagees: The following provides for the effect of mortgages on this Lease:

          (a) this Lease shall be subordinate to that certain Deed to Secure Debt from Landlord, as "grantor", to E.D. Martin, as "grantee", dated May 1, 1983, and recorded in Deed Book 2192, Page 226, in the office of the Clerk of the Superior Court of Muscogee County, Georgia, hereinafter referred to as the "Mortgage"; provided, however, this subordination herein contained shall not be effective unless: (i) the Mortgagee thereunder shall execute and deliver a non-disturbance agreement, in favor of Tenant, providing that, in the event the Mortgage shall be foreclosed, so long as no event of default shall have occurred and be subsisting hereunder, and so long as Tenant shall attorn to the purchaser upon such foreclosure, and so long as Tenant continues to pay the rent and to fully and completely keep, observe, satisfy, perform and comply with all agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Lease, this Lease shall not terminate by reason of such foreclosure and Tenant's possession of the Premises shall not be disturbed; (ii) the Mortgagee thereunder shall execute and deliver an agreement providing that, so long as no event of default shall have occurred and be subsisting hereunder, the proceeds of any insurance on the Premises payable by reason of insured damage or casualty, and any award for a partial taking not resulting in a termination of this Lease, shall first be applied in payment of the cost of restoring the Premises after such injury or taking, before any part of such proceeds or award shall be applied on account of the debt of such Mortgagee; and (iii) the Mortgagee thereunder shall, in the event of default or other failure to comply with any provision of the Mortgage exists at any time, notify Tenant of the same


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          and allow Tenant, at Tenant's election any time thereafter, to take any such action, advance or pay any money or perform any act which Tenant considers necessary or appropriate to relieve or cure any such default or failure, and all money so advanced or paid and all expenses incurred by Tenant in connection with any such action or performance shall be credited in Tenant's favor, and at Tenant's election either
          (A) toward the purchase and sale of the Premises by and between Tenant and Landlord as provided in that certain Option Agreement of even date herewith, or (B) toward the Rent due hereunder. (Further, any and all money so advanced or paid and all expenses so incurred by Tenant shall bear interest from the date advanced, paid or incurred at the highest rate per annum then being charge with respect to the Mortgage, and said interest shall be due and payable to Tenant by Landlord at the closing of the purchase and sale of the Premises, as provided in the aforesaid Option Agreement.) The terms of this subparagraph (a) shall be self-operative, and no further instrument of subordination shall be required.

          (b) Landlord shall not hereafter borrow, incur or permit to be incurred in any manner any indebtedness which would be secured by the Premises other than a refinance of the Mortgage, provided the indebtedness secured by said refinance is in an amount equal to or less than eighty percent (80%) of the purchase price for the Premises as provided in the aforesaid Option Agreement, and provided further that the principal and interest payments due and payable in accordance with such a refinance are in an amount equal to or less than eighty percent (80%) of the monthly lease payment under this Lease. Notwithstanding the foregoing provisions of subparagraph (a) and this subparagraph
          (b), if any Mortgagee elects to have this Lease superior to its Mortgage and states its election in its Mortgage or by separate recorded instrument then this Lease shall be superior to such Mortgage.

     IN WITNESS WHEREOF, parties hereto have executed this Agreement in person or by a duly authorized officer on the day and year stated in the commencement.

                                       LANDLORD:

Signed, Sealed, and Delivered
in the Presence of

Witness:
                                                                         (SEAL)
------------------------------         ----------------------------------------
                                       JOYCE M. MALOOF

Notary:


                       10-6-89
------------------------------
My Commission Expires 10-18-90


                                       TENANT:

(CORPORATE SEAL)                       SOUTHEAST TOYOTA DISTRIBUTORS, INC.

Witness:

                                       By:
                                          --------------------------------


-------------------------------
Notary:


                        10-6-89
-------------------------------
My Commission Expires  10-18-90

                                   EXHIBIT "D"

STATE OF GEORGIA

COUNTY OF MUSCOGEE

                                OPTION AGREEMENT

     THIS AGREEMENT is made and entered into as of the 6th day of October, 1989, by and between Joyce M. Maloof, hereinafter referred to as "Seller"; and Southeast Toyota Distributors, Inc. and Assigns hereinafter referred to as "Purchaser".

                                   WITNESSETH

     WHEREAS, Purchaser desires to acquire such real property from Seller upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party respectively agrees constitutes sufficient consideration received at or before the execution hereof , the parties hereby agree as follows:

     1. Definitions and Meanings. For purposes of this agreement, the following terms shall have the following meanings, unless the context requires otherwise:

          (a) "Agreement" shall mean this option agreement, together with all exhibits attached hereto.

          (b) "Closing" shall mean the act of consummating the transaction contemplated by this Agreement, and Closing Date shall mean the time and date when such transaction is consummated, as established pursuant to the provisions hereof.

          (c) "Good and marketable fee simple title" shall mean fee simple ownership which, when acquired by Purchaser, will be insurable by a nationally recognized title insurance company under its standard form of owner's title insurance policy, without exception for any matter other than the Permitted Exceptions and such other matters as may be acceptable to Purchaser.

          (d) "Property" shall mean all that tract or parcel of land more particularly described in Exhibit "A", together with all buildings, structures and other improvements thereon, all easements, rights and interests appurtenant thereto, and all right, title and interest of Seller in and to all public and private ways abutting, adjoining or traversing the Property.

          (e) "Permitted Exceptions" shall mean those items affecting title to the Property set forth in Exhibit "B".

     2. Asset Purchase Agreement. Purchaser, Seller, and Maloof Motor Company, Inc. have entered into that certain Agreement, dated August 25, 1989 providing for the sale of certain other assets to Purchaser (the "Asset Purchase Agreement").

     3. Grant of Option. Seller does hereby give, grant and convey unto Purchaser the sole and exclusive right, privilege and option of purchasing the Property for the purchase price and on the terms and conditions hereinafter set forth, hereinafter called the "Option".

     4. Term and Exercise of Option. The Option shall remain open and in full force and effect until 9 o'clock p.m. on the date which is ten years from the anniversary date of the Closing Date as defined in the Asset Purchase Agreement. The Option may only be exercised provided that the Lease Agreement (as defined in the Asset Purchase Agreement) has run and that Purchaser, no less than sixty days nor more than one hundred eighty days prior to the expiration of the Lease Agreement, gives notice to Seller of Purchaser's intent to exercise this option. It is the intent that the Lease Agreement run its ten year term prior to this Option being exercised. In the event Purchaser or Purchaser's Assign or Assigns do not exercise the option prior to the expiration, this Agreement shall be null and void and neither party shall have any further rights, duties, obligations or liabilities hereunder. In the event Purchaser shall exercise the Option, Purchaser shall deposit with Seller the sum of twenty thousand ($20,000.00) dollars, at the time of giving notice as provided for hereunder, which shall be held by Seller as an earnest money deposit by Purchaser, and the transaction contemplated by this Agreement shall be consummated in accordance with the following terms and conditions of this Agreement.

     5. Sale and Purchase. Seller shall sell the Property to Purchaser and Purchaser shall buy the Property from Seller in accordance with the terms and conditions of this Agreement.

     6. Purchase Price. The purchase price for the Property shall be one million dollars ($1,000,000.00) which shall be paid by Purchaser to Seller at Closing.

     7. Closing. The purchase and sale shall be consummated in Columbus, Georgia on the Closing Date, which shall be a date designated by notice from Purchaser to Seller not less than ten (10) days prior thereto. Notwithstanding anything in this Agreement to the contrary, the Closing Date shall be on or before December 31, 1999, unless the Closing Date is extended as provided in this Agreement. On the Closing Date, the Closing shall take place as follows, subject to all the terms and conditions of this Agreement:

          (a) Seller shall convey to Purchaser, by execution and delivery of a general warranty deed to Purchaser, good and marketable fee simple title to the Property.

          (b) Seller shall make, execute and deliver, or obtain and deliver, all such affidavits, deeds, certificates and other instruments and documents, and shall do or cause to be done all such acts or things, which Purchaser may reasonably request and require to vest marketable fee simple title in Purchaser.

          (c) Purchaser shall pay all costs of title insurance, examination and certification; the fees and expenses of the Purchaser's attorneys; and all other costs incurred by the Purchaser or required to be paid by Purchaser pursuant to any other provision of this Agreement. Seller shall pay the Georgia realty transfer tax on the warranty deed conveying the Property to the Purchaser; the fees and expenses of the Seller's attorneys; and all other costs and expenses incurred by the Seller or required to be paid by Seller pursuant to any other provision of this Agreement.

          (d) Subject to the terms of the Lease Agreement, Purchaser and Seller shall prorate and apportion, as of the Closing Date, real property ad valorem taxes and all other taxes and assessments levied or imposed upon, or assessed against, the Property for the year in which the Closing occurs. If the amount of such taxes is undetermined on the Closing Date, the proration shall be based upon estimated taxes computed by multiplying the most recent applicable assessment by the most recent applicable tax rate. In the event the actual amount of such taxes differs from any estimated amounts upon which the proration is based pursuant to this paragraph, Seller and Purchaser shall adjust the proration based upon the actual amount of such taxes promptly upon receipt of the tax bills.

     8. Representations and Warranties of Seller. Seller warrants and represents the following to Purchaser:

          (a) Seller shall perform Seller's duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

          (b) Seller has the full and complete right, power and authority to enter into this Agreement and the full and complete right, power and authority to convey the Property to Purchaser in accordance with the terms and conditions of this Agreement.

          (c) There are no actions, suits or proceedings pending or threatened against, by or affecting Seller, which question the validity of this Agreement or of any action to be taken by Seller, pursuant to or in connection with this Agreement, in any court or before any governmental agency, domestic or foreign.

          (d) Seller shall not take any action, omit to take any action, or permit the taking of any action which would make any of the foregoing representations or warranties untrue in any respect on and as of the Closing Date.

     9. Representations and Warranties of Purchaser. Purchaser warrants and represents the following to Seller:

          (a) Purchaser shall perform Purchaser's duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

          (b) Purchaser has the full and complete right, power and authority to purchase the Property in accordance with the terms and conditions of this Agreement.

          (c) There are no actions, suits or proceedings pending or threatened against, by or affecting Purchaser, which question the validity of this Agreement or of any action to be taken by Purchaser, pursuant to or in connection with this Agreement, in any court or before any governmental agency, domestic or foreign.

          (d) Purchaser shall not take any action, omit to take any action or permit the taking of any action which would make any of the foregoing representations or warranties of Purchaser contained in this Agreement untrue in any respect on and as of the Option Closing Date.

     10. Title Examination and Clearance. On or before fifteen days from the date Purchaser exercises Purchaser's option hereunder, Purchaser shall examine title to the Property and furnish Seller notice of objections affecting Seller's ability to convey good and marketable fee simple title to the Property. Purchaser shall have until Closing to notify Seller of any such objections which arise subsequent to the date of this Agreement. At or prior to Closing, Seller shall cure all such objections, and if such objections are not cured by Seller, then Purchaser may either: (i) satisfy the objections and then close; or (ii) waive the objections and then close; or (iii) terminate this Agreement by giving notice to Seller, this Agreement shall become null and void and the parties shall be relieved of and released from any and all further rights, duties, obligations and liabilities hereunder; or (iv) extend the Closing Date for a period of not more than ninety (90) days until such objections are satisfied by giving notice of such extension to Seller, in which case the Closing Date shall be extended to the date specified by Purchaser. In the event of an extension of the Closing Date under subparagraph (iv) above and the subsequent inability of Seller to satisfy the objections, then Purchaser, without waiving any rights and remedies provided for, or available, at a law or in equity, may elect again between the options set forth in subparagraphs (i),
(ii) and (iii) above.

     11. Survey. On or before the Closing, Purchaser may, at Purchaser's option and expense, procure a boundary survey of the Property by a surveyor registered under the laws of Georgia and approved by Seller, which approval shall not be unreasonably withheld. The survey shall contain a certification that it is prepared in conformity with the standards and requirements of law, and shall show thereon such matters as are required under the laws of Georgia and would be customarily shown on a plat of boundary survey of real property in Columbus, Georgia. The survey which Purchaser so procures shall establish the boundaries and determine the legal description of the Property to be used in the warranty deed and other documents and instruments which Seller shall deliver at Closing.

     12. Damage and Condemnation. In the event of any material damage to or destruction of the Property, or any portion thereof, or in the event of any taking or threat of taking the Property, or any portion thereof, by exercise of the power of eminent domain, Purchaser may elect to: (i) terminate this Agreement by giving notice to Seller, whereupon this Agreement shall become null and void and the parties shall be relieved of and released from any and all further rights, duties, obligations and liabilities hereunder; or (ii) consummate the purchase of the Property, whereupon at Closing, Seller shall pay to Purchaser all insurance proceeds then received by Seller and all condemnation awards and other payments in connection with the exercise of the power of eminent domain, then received by Seller, and in addition Seller shall transfer and assign to Purchaser all rights of Seller with respect to payment by or from and with respect to recovery against any party whomsoever for damages or compensation on account of such damage, destruction, taking or threat of taking. Seller shall notify purchaser promptly upon the occurrence of any damage, destruction, taking or threat thereof and, at the same time, shall provide Purchaser with all information regarding the same available to Seller and necessary or useful to Purchaser in making, on a fully informed basis, the election between such alternatives.

     13. Access, Inspection, and Cooperation. During the period from the date of this Agreement through the Closing Date, Purchaser and Purchaser's agents, employees, independent contractors, engineers, surveyors and other representatives shall have the right to enter the Property at any time for the purposes of inspecting the Property; making surveys, soil tests and engineering studies; planning for land use, utilities and other improvements; performing all activities relating to any of the foregoing in any respect, and for any other reasonable purposes related to the purchase of the Property or the development of the Property. Purchaser agrees that the entry permitted by this paragraph shall not interfere with the operation of any business conducted on the Property or with the possession and occupancy of any tenants on the Property, injure or damage the Property so as to decrease its value or reduce its saleability, result in injury or damage to real property adjoining the Property, or cause injury or damage to persons or personal property lawfully upon the Property, and Purchaser indemnifies Seller against, and agrees to hold Seller harmless from, any such injury or damage caused by reason of Purchaser's entry.

     14. No Broker or Commission. All negotiations relative to this Agreement and the matters contemplated by this Agreement have been carried on by and between Seller and Purchaser without the intervention of any person as agent or broker. Purchaser and Seller each represent and warrant to the other that there are and there will be no agent's, broker's or other intermediary's fees or commissions payable as a consequence of this transaction, and that they have not dealt with any broker, agent or intermediary who might by reason of such dealing have any claim for a fee, commission or other compensation with respect to the purchase and sale of the Property. Seller and Purchaser agree to indemnify, hold harmless, defend and protect the other from and against any and all claims, demands, damages, losses and costs with respect to claims for commissions, compensation, expense or charge of whatever nature on the part of any broker, agent or other intermediary claiming by reason of any dealing with them.

     15. Assignment. Purchaser may assign or transfer this Agreement, or any interest of Purchaser hereunder, without the consent of Seller, and without recourse.

     16. Successors and Assigns. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

     17. Further Assurances and Survival. From time to time on and after the Closing Date, Seller and Purchaser shall at the request of the other make, execute and deliver or obtain and deliver all such affidavits, deeds, certificates, and other instruments and documents, and shall do or cause to be done all such acts or things which either party may reasonably require in order to effectuate the provisions and the intention of this Agreement. This Agreement shall survive the consummation of the purchase and sale of the Property and shall survive the delivery of all deeds and other documents and instruments delivered at Closing. The provisions of this Agreement shall not merge into any deed or other documents and instruments delivered at Closing, and all of the terms and conditions of this Agreement shall be and shall remain in full force and effect between Seller and Purchaser.

     18. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, if mailed, when deposited in the United States mail, certified mail with a return receipt requested, addressed as set forth below, or, if delivered personally, when delivered to the addresses set forth below. Either party may, by giving written notice to the other, designate a different address for receiving notices under this Agreement.

     19. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     20. Time of Essence. Time shall be of the essence in the performance of the terms and conditions of this Agreement.

     21. Entire Agreement. This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the purchase and sale of the Property. This Agreement contains the sole and entire understanding between Seller and Purchaser with respect to the transactions contemplated by this Agreement, and all promises, inducements, offers, solicitations, agreements, representations and warranties heretofore made between the parties are merged into this Agreement. This Agreement shall not be modified or amended in any respect except by a written agreement executed by or on behalf of the parties to this Agreement in the same manner as this Agreement is executed.

     22. Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

     23. Captions. All captions, headings, paragraph and subparagraph numbers and letters and other reference numbers or letters are solely for the purpose of facilitating reference to this Agreement and shall not supplement, limit or otherwise vary in any respect the text of this Agreement. All references to particular paragraphs and subparagraphs by number refer to the paragraph or subparagraph so numbered in this Agreement.

     24. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, an all of such counterparts together shall constitute one and the same Agreement.

     25. Right of First Refusal. Any provision in this Agreement notwithstanding, in the event that Seller desires to sell Seller's interest in the Property, subject to the option granted herein, Purchaser shall have the right of first refusal to purchase the Property subject to the same terms and conditions Seller has been offered in a bonafide offer by a third party in an arms length transaction (the "Bonafide Offer"). Purchaser shall have thirty days to exercise this right of first refusal from the time Purchaser receives notice from Seller of the existence of a Bonafide Offer by certified mail, return receipt requested. To exercise this right of first refusal purchaser shall give notice to Seller in writing by certified mail, return receipt requested, within the prescribed time period. Notwithstanding any provision in the Bonafide Offer, Purchaser shall have a minimum of sixty days in which to consummate the transaction from the date Purchaser notifies Seller of Purchaser's desire to exercise this right of first refusal granted hereunder.

     WHEREFORE, the parties have executed and sealed this Agreement, as of the day and year first above written.

                                       SELLER:


WITNESS:
                                                                         (SEAL)
------------------------------         ----------------------------------------
                                       JOYCE M. MALOOF

NOTARIZE:


                       10-6-89
------------------------------
My Commission Expires 10-18-90


                                       PURCHASER:

                                       SOUTHEAST TOYOTA DISTRIBUTORS, INC.

WITNESS:

                                       By:
                                          --------------------------------
-------------------------------

NOTARIZE:


                        10-6-89
-------------------------------
My Commission Expires  10-18-90

STATE OF GEORGIA

COUNTY OF MUSCOGEE

                     SECOND ASSIGNMENT OF LEASE AND OPTION

     THIS SECOND ASSIGNMENT OF LEASE AND OPTION is made and entered into as of the 12th day of July, 1990, by and between COLUMBUS AUTO SALES, INC., hereinafter called "Assignor"; and JAY AUTOMOTIVE GROUP II, INC. hereinafter called "Assignee".

                                  WITNESSETH:

     WHEREAS, Assignor has leased certain property (the "Premises") from Joyce
M. Maloof, a resident of the State of Georgia (hereinafter called "Landlord"), being the real property described in Exhibit "A" attached hereto and made a part hereof pursuant to an Assignment of Lease and Option (the "First Assignment"), dated October 6, 1989, by and between Assignor and Southeast Toyota Distributors, Inc. ("SET"), pursuant to which SET granted, bargained, sold, assigned, transferred, conveyed and set over to Assignor all of SET's rights, privileges, benefits, obligations and responsibilities in, to and under that certain lease Agreement (the "Lease"), dated October 6, 1989, by and between SET and Landlord and that certain Option Agreement (the "Option Agreement") and Amendment to Option Agreement (the "Amendment to Option Agreement"), both dated October 6, 1989 and by and between SET and Landlord (collectively, the "Leasehold Documents");

     WHEREAS, Assignee desires to obtain by sale, transfer and assignment all rights, privileges, obligations and responsibilities of Assignor in, to and under the Lease, the Option Agreement and the Amendment to Option Agreement upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein set forth and for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Assignment. Assignor hereby grants, bargains, sells, assigns, transfers, conveys and sets over unto Assignee, subject to the terms and conditions hereinafter set forth in this Assignment: (i) all of the rights, privileges, benefits, obligations and responsibilities of Assignor in, to and under the Lease, (ii) all of the right, title, interests, privileges, benefits, obligations, and responsibilities of Assignor in, to and under the Option Agreement and the Amendment to Option Agreement, and (iii) all of the rights, privileges, benefits, obligations and responsibilities of Assignor under the Lease, Option Agreement, and the Amendment to Option Agreement in and to the Premises and all buildings, structures, fixtures and other improvements located thereon; all of the foregoing being hereinafter collectively called the "Leasehold"; TO HAVE AND TO HOLD the same unto Assignee from the day and year first written above, for and during the remainder of the term of the Lease, the Option Agreement, and the Amendment to Option Agreement as set forth therein, subject to the covenants and conditions therein described.

     2. Acceptance. Assignee hereby accepts the foregoing transfer and assignment, and undertakes and assumes all of the duties, responsibilities and obligations of the "Tenant" under the lease, and all of the duties and obligations of the "Purchaser" under the Option Agreement and the Amendment to Option Agreement subject to the terms and conditions provided herein. Assignee hereby agrees to indemnify and hold harmless Assignor, SET and all entities controlled by, under common control with or controlling either of them, and all of their successors and assigns (collectively "Southeast") from any claims, demands or liability with regard to any matters related to the Leasehold and/or the Leasehold Documents limited to any issue raised after the date hereof.

     3. No Representations and Warranties. It is hereby expressly agreed to by the parties hereto that neither Assignor nor SET or any entity or individual related to either of them makes any representations or warranties to the Assignee whatsoever as to the condition of the Premises or the Leasehold including their fitness or fitness for a particular purpose.

     4. Miscellaneous. This assignment shall be binding upon and enforceable against, and shall inure to the benefit of, the parties hereto and their respective, legal representatives, successors and assigns. This assignment shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Georgia.

     5. Amendments. Neither the Leasehold documents nor any of them shall be amended without the prior written consent of Assignor, SET or Assignee.

     6. Further Assignment and Subletting. Assignee shall neither assign nor sublet the Leasehold or any portion thereof without the prior written consent of Assignor or SET, which consent shall not be unreasonably withheld.

     7. Remedies in Event of Default. If Assignee shall fail to observe or perform any of its obligations under the Lease and shall fail to cure any default within twenty (20) days after written notice from Landlord (as defined in the Lease), Assignee, SET or any of their successors in interest to do so, then in any of said cases, Assignor or SET may:

          (i) cure the default on behalf of Assignee and be reimbursed by Assignee for the cost thereof together with interest accruing from the date thereof at the prime rate (as defined in the Wall Street Journal or any similar successor publication) plus four (4%) percent per annum, together with reasonable attorneys' fees; and/or

          (ii) enter into and upon the premises or any part thereof and repossess the same and expel Assignee and persons claiming under and through it, and remove any effects without prejudice to any remedies which may be available for arrears of rent or for Assignee's breach of covenant, or for items previously advanced pursuant to subparagraph
          (i) above.

     8. Right of Entry by Assignor: Assignor, during the term of the Lease, after prior notice, at reasonable times and during usual business hours, may enter the premises to view them, and, except in case of renewal or extension, at any time within two (2) months next preceding the expiration of the specified term, may show the premises to others for the purpose of rental or sale.

     9. Insurance. Assignee agrees to maintain insurance as required in the Lease and to have Southeast named as a loss payee on such policies and will from time to time at Southeast's reasonable request, provide Southeast with evidence thereof.

     10. Section and Other Headings. The Section and Other Headings as to contents of particular paragraphs herein are inserted only for convenience, and are in no way to be construed as a part of this Assignment or as a limitation on the scope of the particular paragraphs to which they refer.

     11. Notices: Any notices, to be given hereunder by either party, must be in writing and may, unless otherwise in this Agreement expressly provided, be given or be served by registered or certified mail and addressed to the party to be notified, with the return receipt requested, or by delivering the same in person to an officer of such party, or by prepaid telegram, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective, unless otherwise stated in this Agreement, from and after the date it is so deposited. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall be as follows:

                      If to Assignor, to:

                      Columbus Auto Sales, Inc.
                      100 N.W. 12th Avenue
                      P.O. Box 1160
                      Deerfield Beach, Florida 33442
                      ATTENTION: Don Pollock

                      With a Copy to:

                      Wayne Reece, Esquire
                      REECE & ASSOCIATES
                      Suite 1800
                      2 Peachtree Street, N.W.
                      Atlanta, Georgia 30383

                      If to Assignee, to:

                      James Grey Stelzenmuller, III
                      2420 Downing Drive
                      Columbus, Georgia 31906

                      With a Copy to:

                      Richard A. Childs, Esquire
                      1214 Third Avenue
                      Columbus, Georgia 31902

     12. Separation: If any provision of this Assignment should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Assignment shall not be affected thereby.

     IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized Corporate officers to execute this Assignment and to affix their corporate seals hereto as of the day and year first above written.


                       (SIGNATURES ON THE FOLLOWING PAGE)

                      (SIGNATURES FROM THE PREVIOUS PAGE)


                                       ASSIGNOR:

                                       COLUMBUS AUTO SALES, INC.


                                       By:
                                          -------------------------------
                                          President
Signed, sealed and delivered
in the presence of:
                                       Attest:
------------------------------                 --------------------------
Unofficial Witness                             Title:

                                                     (CORPORATE SEAL)
------------------------------
Notary Public
My Commission Expires:


     November 13, 1993
------------------------------
      (NOTARIAL SEAL)



                                       ASSIGNEE:

                                       JAY AUTOMOTIVE GROUP II, INC.


                                       By:
                                          -------------------------------
                                          President



Signed, sealed and delivered
in the presence of:
                                      Attest:
------------------------------                ----------------------------
Unofficial Witness                            Title: Asst. Corp. Secretary


------------------------------                     (CORPORATE SEAL)
Notary Public
My Commission Expires:


     November 13, 1993
------------------------------
      (NOTARIAL SEAL)